UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 11, 2018

(Date of earliest event reported)

Mexco Energy Corporation

(Exact name of registrant as specified in its charter)

CO	1-31785	84-0627918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

415 W. Wall Street, Suite 475 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Mexco Energy Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on September 11, 2018. At the Annual Meeting, the Company’s stockholders were requested to (i) elect six directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and (ii) ratify the Audit Committee of the Board of Directors’ selection of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. Each of these items is more fully described in the Company’s 2018 proxy statement filed with the SEC on July 23, 2018.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael J. Banschbach	1,238,631	20,599	153	464,391
Kenneth L. Clayton	1,219,820	39,410	153	464,391
Thomas R. Craddick	1,238,331	20,899	153	464,391
Paul G. Hines	1,237,831	21,399	153	464,391
Christopher M. Schroeder	1,238,231	20,999	153	464,391
Nicholas C. Taylor	1,238,431	20,799	153	464,391

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
Weaver and Tidwell, L.L.P.	1,675,582	31,613	16,579

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: September 14, 2018	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer